Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference this Registration Statement on Form N-1A of our report dated December 16, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003, Annual Report to Shareholders of The Tocqueville Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Counsel and Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York
February 24, 2004